SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. )

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[ X ]  Preliminary Information Statement
[ __]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[     ]  Definitive Information Statement

Single Source Financial Services Corporation

(Name of Registrant as Specified in Charter)

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WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of Single Source Financial Services Corporation, a New York corporation (the "Company") in connection with the prior receipt by the Board of Directors of the Company and approval by written consent of the holders of a majority of the Company’s Common Stock (the "Voting Capital Stock") of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation of the Company to effectuate a one (1) for one hundred (100) reverse stock split of the Company’s issued and outstanding common stock. This information statement is being first sent to stockholders on or about September 11, 2003. The Company anticipates that the Amendment and stock split will become effective on October 2, 2003 .

Vote Required

The vote that is required to approve the Proposal is the affirmative vote of shareholders representing a majority of the shares, which are entitled to vote on such matters.

The record date for purposes of determining the number of outstanding shares of common stock of the Company, and for determining stockholders entitled to vote, is the close of business on August 22, 2003 (the "Record Date"), the business day after the Board of Directors of the Company adopted the resolution approving and recommending the Proposal. As of the Record Date, the Company had 99,974,453 shares of common stock outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Pacific Stock Transfer, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, telephone number (702) 361-3033.

Vote Obtained – Section 615 New York Business Corporation Law

Section 615 of the New York Business Corporation Law (the "New York Law") and Article II Section 11 of the Company bylaws, provide that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 803 of the New York Law, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.

Pursuant to Section 615 of the New York Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the New York Law are afforded to the Company’s stockholders as a result of the approval of the Proposals.

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AMENDMENT TO THE ARTICLES OF INCORPORATION TO
EFFECUATE 1 FOR 100 REVERSE STOCK SPLIT

General

On August 21, 2003, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interests and directed that there be submitted to the holders of a majority of the Company’s common stock for action by written consent the proposed amendment to Article 4 of the Company’s Articles of Incorporation to effectuate a 1-for-100 reverse stock split of the presently issued and outstanding shares of common stock. The Board of Directors has fixed the close of business on August 22, 2003 as the record date for the determination of shareholders who are entitled to give consent and receive this Information Statement. As of the record date, the Company had outstanding 99,974,453 shares of common stock held by approximately 1488 shareholders of record. The Board of Directors further elected that any fractional shares created as a result of the reverse stock split would be rounded up to the nearest whole share. After the reverse stock split, there will be approximately 1,001,150 shares of common stock issued and outstanding.

The Amendment will become effective upon filing the Amendment to the Company’s Articles of Incorporation, anticipated to be approximately October 2, 2003 . A copy of the proposed amendment to the Articles of Incorporation is attached to this Information Statement as Appendix A.

The Company will effect the reverse stock split by reducing the number of shares of the Company’s issued and outstanding common stock by the stated ratio, but will not increase the par value of the common stock, and will not change the number of authorized shares of the Company’s common stock.

Purpose of Reverse Stock Split

The Board of Directors believes that it is advisable and in the Company’s best interests to decrease the number of shares outstanding in order to decrease the liquidity in the public marketplace for the Company’s common stock, and to provide the Company with more flexibility when raising capital and completing acquisitions. Authorized but unissued shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. This step is necessary, in the judgment of the Board of Directors, in order to attract potential new equity capital, explore potential acquisitions, and carry out the Company’s business objectives.

Potential Risks of Reverse Stock Split

After the reverse stock split takes effect, there can be no assurance that the bid price of the Company’s common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split and that the market price of the post-split common stock can be maintained.

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Effect of the Reverse Stock Split

After consummation of the reverse stock split, each holder of shares of our common stock, par value $0.001 per share, as of the effective date, approximately October 2, 2003, of the reverse stock split will become a holder of approximately 1/100 th of the number of shares (rounded up to the next whole share) of our common stock, par value $0.001 per share, that they owned prior to the effective date.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated par value capital on our balance sheet attributable to our common stock will be reduced and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Effect on Authorized and Outstanding Shares

We are currently authorized to issue a maximum of 100,000,000 shares of common stock. As of the record date, there were 99,974,453 shares of our common stock issued and outstanding, or held as treasury shares. Although the number of authorized shares of common stock is not to change as a result of the reverse stock split, the number of shares of common stock issued and outstanding, or held as treasury shares, will be reduced to a number that will be approximately 1/100 th of the number of shares of common stock outstanding or held as treasury shares immediately before the effective date.

With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of our common stock prior and subsequent to the reverse stock split will remain the same. Following the effective date of the reverse stock split, it is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the reverse stock split.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, we are subject to periodic reporting and other requirements. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act.

Potential Odd Lots

The reverse stock split will result in some stockholders owning "odd-lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

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Increase of Shares of Common Stock Available for Future Issuance

As a result of the reverse stock split, there will be a reduction in the number of shares of our common stock issued and outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the reverse stock split. The increase in available shares could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future mergers, acquisitions or financing transactions.

Effectiveness of the Reverse Stock Split

The reverse stock split will become effective on or about October 2, 2003.

Commencing upon the effectiveness of the reverse stock split, each certificate of our common stock will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split. As soon as practicable after the effective date, stockholders may surrender their certificates representing shares of common stock prior to the reverse stock split in exchange for certificates representing shares of common stock after the reverse stock split. HOWEVER, SUCH EXCHANGE IS NOT MANDATORY. If a shareholder desires to exchange their stock certificate, they will be responsible for paying the cost thereof. We intend to use our existing transfer agent as our exchange agent in effecting the exchange of the certificates following the effectiveness of the reverse stock split.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share. We are doing this so that we may avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the stock split. The shares do not represent separately bargained for consideration.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

The receipt of the common stock following the effective date of the reverse stock split, including whole shares issued in lieu of fractional shares, solely in exchange for the common stock held prior to the reverse stock split will not generally result in a recognition of gain or loss to the stockholders. The adjusted tax basis of a stockholder in the common stock received after the reverse stock split will be the same as the adjusted tax basis of the common stock held prior to the reverse stock split exchanged therefore, and the holding period of the common stock received after the reverse stock split will include the holding period of the common stock held prior to the reverse stock split exchanged therefore. No gain or loss will be recognized by the Company as a result of the reverse stock split.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 22, 2003, certain information with respect to the Company = s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company = s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Common Stock	Arnold F. Sock	5,687,500	5.7%

Common Stock	Harry L. Wilson	1,016,924	1.0%

Common Stock	Pamela Becker	3,742,132	3.7%

Common Stock	Arlene Rosenblatt	5,742,132	5.7%

Common Stock	Brandon Becker 12166 Sunset Boulevard Los Angeles, CA 90049	9,414,816	9.4%

Common Stock	B.A.A.M.S., Inc. (3) 711 S. Carson Carson City, NV 89701	35,700,000	35.7%

	All Officers and Directors as a Group (4 Persons)	16,188,688	16.2%

(1)         Unless noted otherwise, the address of each shareholder is c/o Single Source Financial Services Corporation, 11242 Playa Court, Culver City, California 90230.

(2)         Based on 99,974,453 shares outstanding as of August 22, 2003.

(3)         The principal shareholders in B.A.A.M.S, Inc. are Sid Rosenblatt and Martin Becker.  Sid Rosenblatt is the husband of Arlene Rosenblatt, and Martin Becker is the husband of Pamela Becker.

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The Company believes that the beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

By order of the Board of Directors

Arnold F. Sock, President

Culver City, California
September __, 2003

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Appendix A

Certificate of Amendment of the
Certificate of Incorporation of
Single Source Financial Services Corporation

Under Section 805 of the Business Corporation Laws
_____________________

FIRST: The name of the corporation is Single Source Financial Services Corporation. The name under which the corporation was formed is Ream Printing Paper Corp.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on September 19, 1994.

THIRD: The Amendments of the Certificate of Incorporation effected by this Certificate of Amendment are as follows:

1. To effectuate a 1-for-100 reverse split of the issued and outstanding common stock of the Company;

FOURTH: To accomplish the foregoing amendments, Article 4 of the Articles of Incorporation relating to the number of authorized shares is hereby stricken out in its entirety and the following new article is substituted in lieu thereof:

"Article 4 Number of Shares

This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

Effective on the filing of this Certificate of Amendment, each share of issued and outstanding common stock will be subject to a one-for-one hundred reverse stock split, and each round lot of one hundred shares owned by one shareholder will become one share. Any shareholder that owns less than one hundred shares, or for any shareholders with any stock remaining after their round lots of one hundred shares have been converted, will receive one share.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the New York Business Corporation Law. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

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FIFTH: The manner in which the foregoing amendments of the Certificate of Incorporation were authorized is as follows:

The foregoing amendments were approved by the unanimous vote of the Board of Directors and by the written consent of a greater number or proportion of the holders of securities required to approve such amendments.

Signed on September ____, 2003

Arnold F. Sock, President of
Single Source Financial Services Corporation

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